Exhibit 5.1

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

Client: 97394-00132

February 25, 2015

Williams Partners L.P.

One Williams Center

Tulsa, Oklahoma 74172

Re:	Williams Partners L.P.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Williams Partners L.P., a Delaware limited partnership (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable), of:

(i) the Company’s unsecured debt securities, which may be either senior debt securities, senior subordinated debt securities or junior subordinated debt securities (the “Debt Securities”); and

(ii) common units representing limited partner interests in the Company (the “Units”).

The Debt Securities and Units are collectively referred to herein as the “Securities.” The Debt Securities are to be issued under an indenture dated as of November 9, 2010 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Base Indenture and such other documents, partnership records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

February 25, 2015

We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all partnership or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any Units for issuance upon exercise, conversion or exchange of any Securities that are by their terms convertible or exchangeable into such Units (each, a “Convertible Security”), and (ii) the execution (in the case of certificated Securities) and delivery of the Securities and the execution, delivery and performance of any related documentation referred to in paragraphs 1 and 2 below) shall have been duly completed and shall remain in full force and effect;

(v) upon issuance of any Units, including upon exercise, conversion or exchange of any Convertible Security, the total number of Units issued and outstanding will not exceed the total number of Units that the Company is then authorized to issue under its Certificate of Limited Partnership, as amended, its First Amended and Restated Agreement of Limited Partnership, as amended, and other relevant documents;

(vi) in the case of Debt Securities, at the Relevant Time, the Base Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended; and

(vii) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary partnership or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

February 25, 2015

1.	With respect to any Debt Securities, when:

a.	the terms and conditions of such Debt Securities have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant Base Indenture,

b.	any such supplemental indenture (together with the Base Indenture, the “Indenture”) has been duly executed and delivered by the Company and the Trustee, and

c.	such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement providing for their issuance for the consideration provided for therein, such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.	With respect to Units, when

a.	such Units have been duly executed (in the case of certificated Units) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, and

b.	any such Convertible Security is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms,

such Units will be validly issued, and purchasers of the Units will have no obligation to make payments to the Company or its creditors (other than the purchase price for the Units) or contributions to the Company or its creditors solely by reason of the purchasers’ ownership of the Units.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

February 25, 2015

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and the Delaware Limited Liability Company Act (the “Delaware LLC Act”). This opinion is limited to the effect of the current state of the laws of the State of New York, the Delaware LP Act and the Delaware LLC Act and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions in paragraph 1 above are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) the effectiveness of any waiver (whether or not stated as such) contained in the Indenture (or any related document establishing the terms of Debt Securities) of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity, (iii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, or (iv) any waiver of the right to jury trial.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP